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                                                                    EXHIBIT 20.1

                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2003-5




Section 7.3 Indenture                             Distribution Date: 4/15/2004
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(i)     Amount of the distribution allocable to principal of the Notes
             Class A Principal Payment                                      0.00
             Class B Principal Payment                                      0.00
             Class C Principal Payment                                      0.00
                       Total

        Amount of the distribution allocable to the principal on the Notes per
             $1,000 of the initial principal balance of the
             Notes Class A Principal Payment                                0.00
             Class B Principal Payment                                      0.00
             Class C Principal Payment                                      0.00
                       Total

(ii)   Amount of the distribution allocable to the interest on the Notes
              Class A Note Interest Requirement                       875,233.33
              Class B Note Interest Requirement                        85,594.44
              Class C Note Interest Requirement                       155,775.00
                       Total                                        1,116,602.78

        Amount of the distribution allocable to the interest on the Notes per
               $1,000 of the initial principal balance of the
               Notes Class A Note Interest Requirement                   1.04194
               Class B Note Interest Requirement                         1.22278
               Class C Note Interest Requirement                         1.73083

(iii)   Aggregate Outstanding Principal Balance of the Notes
               Class A Note Principal Balance                        840,000,000
               Class B Note Principal Balance                         70,000,000
               Class C Note Principal Balance                         90,000,000

(iv)    Amount on deposit in Owner Trust Spread Account            10,000,000.00

(v)     Required Owner Trust Spread Account Amount                 10,000,000.00



                                             By:
                                                 --------------------
                                             Name:  Patricia M. Garvey
                                             Title: Vice President